Exhibit 10.22

DIRECTOR NOMINATION AGREEMENT

This DIRECTOR NOMINATION AGREEMENT, dated as of October 31, 2021 (this “Agreement”), is by and between Rivian Automotive, Inc., a Delaware corporation (the “Company”), and Amazon.com, Inc., a Delaware corporation (“Amazon”), as the sole owner of Amazon.com NV Investment Holdings LLC, a holder of preferred stock and warrants to purchase preferred stock in the Company.

W I T N E S S E T H:

WHEREAS, the Company is currently contemplating an underwritten initial public offering (“IPO”) of shares of its Class A Common Stock, par value $0.001 per share; and

WHEREAS, in connection with, and effective upon, the consummation of the IPO, the Company and Amazon wish to set forth certain understandings between such parties with respect to certain Board nomination matters;

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, and intending to be legally bound, the parties agree as follows:

ARTICLE I

NOMINATION

1.1 Nomination of Amazon Designee.

(a) At the annual meeting of stockholders at which Class I directors are to be first elected following the IPO, to be in 2022 (the “Class I Annual Meeting”), the Company shall nominate and use its reasonable best efforts (which shall, subject to Applicable Law, include including in any proxy statement used by the Company to solicit the vote of its stockholders in connection with the Class I Annual Meeting the recommendation of the Board that stockholders of the Company vote in favor of the slate of directors) to cause the election to the Board for a three-year term of a slate of Class I directors that includes the Amazon Designee.

(b) In the event that the Amazon Current Designee is unable or unwilling to serve on the Board, Amazon shall (i) notify the Company of the identity of any proposed Amazon Designee, in writing, at or before the time such information is reasonably requested by the Board, the Nominating and Governance Committee of the Board or the Company for inclusion in a proxy statement for a meeting of stockholders, and (ii) furnish all information about such proposed Amazon Designee as shall be reasonably requested by the Board, the Nominating and Governance Committee of the Board or the Company (including, at a minimum, any information regarding such proposed Amazon Designee to the extent required by applicable securities laws or for any other person nominated for election to the Board).

1.2 Objection to Amazon Designee. Notwithstanding anything herein to the contrary, Amazon shall not be entitled to designate a particular Amazon Designee to the Board pursuant to this Article I in the event that the Board reasonably determines that (a) the appointment or election of such Amazon Designee to the Board would cause the Company to not be in compliance with Applicable Law; provided that, absent legally binding action by any Governmental Authority, such a determination will not be made solely because Amazon has designated or appointed an individual other than such Amazon

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Designee to be a director or board observer of a competitor of the Company, (b) such Amazon Designee would be required to disclose any of the events enumerated in Item 2(d) or (e) of Schedule 13D under the Exchange Act or Item 401(f) of Regulation S-K under the Securities Act or is subject to any order, decree or judgment of any Governmental Authority prohibiting service as a director of any public company, (c) the Amazon Designee is a director, officer, employee, 1% or greater equityholder or an Affiliate of a competitor of the Company, or (d) the Amazon Designee is not reasonably acceptable to a majority of the independent members of the Board (excluding the Amazon Current Designee or the Amazon Designee, in either case if then serving as a Board member), provided that the Amazon Current Designee shall be deemed acceptable by the Board (for purposes of this clause (d)) by virtue of his current service on the Board. Until the termination of the Nomination Period, the Company shall deliver within five (5) Business Days following Amazon’s written request a list of its competitors for purposes of clause (c) of the preceding sentence which, in no event, shall include Amazon. Amazon and the Company shall cooperate in good faith to negotiate a mutually agreed list of competitors in the event of any disagreement over such list. In any such case described in clauses (a) through (d) of the first sentence of this Section 1.2, Amazon shall withdraw the nomination of such proposed Amazon Designee and, so long as the Nomination Period has not terminated, be permitted to designate a replacement therefor (which replacement Amazon Designee shall also be subject to the requirements of this Section 1.2).

1.3 No Adverse Actions. Effective no later than the consummation of the IPO, the Amazon Current Designee shall serve as a member of Class I of the Board and the Company shall take no action to designate the Amazon Current Designee as other than a member of Class I of the Board. Until the termination of the Nomination Period, without the prior consent of Amazon (which consent shall not be unreasonably withheld, conditioned or delayed), except as required by Applicable Law, neither the Company nor the Board shall take any action to cause the amendment of its charter, bylaws or other organizational documents such that Amazon’s rights under this Article I would not be given effect.

ARTICLE II

DEFINITIONS

2.1 Defined Terms. Capitalized terms when used in this Agreement have the following meanings:

“Affiliate” means, with respect to any Person, any other Person (for all purposes hereunder, including any entities or individuals) that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. It is expressly agreed that, for purposes of this definition, none of the Company or any of its subsidiaries is an Affiliate of Amazon or any of its subsidiaries (and vice versa).

“Agreement” has the meaning set forth in the preamble.

“Amazon” has the meaning set forth in the preamble.

“Amazon Current Designee” means Peter Krawiec.

“Amazon Designee” means the Amazon Current Designee, or if such individual is unable or unwilling to serve on the Board, an individual designated in writing by Amazon for election or appointment to the Board, subject to and in accordance with the terms of this Agreement.

“Applicable Law” means, with respect to any Person, any federal, national, state, local, municipal, international, multinational or SRO statute, law, ordinance, secondary and subordinate legislation, directives, rule (including rules of common law), regulation, ordinance, treaty, Order, permit, authorization or other requirement applicable to such Person, its assets, properties, operations or business.

“Board” means the board of directors of the Company.

“Business Day” means a day on which banks are generally open for normal business in Irvine, California, which day is not a Saturday or a Sunday.

“Chosen Courts” has the meaning set forth in Section 3.4.

“Class I Annual Meeting” has the meaning set forth in Section 1.1.

“Company” has the meaning set forth in the preamble.

“control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Governmental Authority” means any federal, national, state, local, municipal, international or multinational government or political subdivision thereof, governmental department, commission, board, bureau, agency, taxing or regulatory authority, instrumentality or judicial or administrative body, or arbitrator or SRO, having jurisdiction over the matter or matters in question.

“IPO” has the meaning set forth in the recitals.

“Nomination Period” means the period beginning on the consummation of the IPO and ending upon the earlier to occur of (a) the written agreement of the Company and Amazon to terminate this Agreement, or (b) 11:59 p.m., Seattle time, on the date of the Class I Annual Meeting; provided that clause (b) shall be extended by any postponements or adjournments in such meeting if and to the extent a vote with respect to the election of the Amazon Designee has not yet occurred at the Class I Annual Meeting.

“Order” means any judgment, decision, decree, order, settlement, injunction, writ, stipulation, determination or award issued by any Governmental Authority.

“Person” means an individual, company, corporation, partnership, limited liability company, trust, body corporate (wherever located) or other entity, organization or unincorporated association, including any Governmental Authority.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“SRO” means any (a) “self-regulatory organization” as defined in Section 3(a)(26) of the Exchange Act, (b) other United States or foreign securities exchange, futures exchange, commodities exchange or contract market or (c) other securities exchange.

2.2 Interpretation. When a reference is made in this Agreement to “recitals,” “Articles,” or “Sections,” such reference shall be to a Recital, Article or Section of this Agreement unless otherwise indicated. The terms defined in the singular have a comparable meaning when used in the plural, and vice versa. References to “herein,” “hereof,” “hereunder” and the like refer to this Agreement as a whole and not to any particular section or provision, unless the context requires otherwise. References to parties refer to the parties to this Agreement. The headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.” No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel. Any reference to a wholly owned subsidiary of a Person shall mean such subsidiary is directly or indirectly wholly owned by such Person. Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section.

ARTICLE III

MISCELLANEOUS

3.1 Term. This Agreement shall be effective as of the date hereof and shall automatically terminate upon the earlier to occur of (x) the Company advising Amazon in writing that it does not intend to proceed with the IPO and the registration statement with respect to the IPO is withdrawn and (y) the termination of the Nomination Period. If this Agreement is terminated pursuant to this Section 3.1, this Agreement shall become void and of no further force and effect, except for the provisions set forth in Section 2.2 (Interpretation) and this Article III (Miscellaneous).

3.2 Amendment. No amendment of any provision of this Agreement shall be effective unless made in writing and signed by a duly authorized officer of each party.

3.3 Counterparts. This Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. Executed signature pages to this Agreement may be transmitted electronically by “pdf” file and such pdf files shall be deemed as sufficient as if actual signature pages had been delivered.

3.4 Governing Law; Submission to Jurisdiction; WAIVER OF JURY TRIAL. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In addition, each of the parties expressly (a) submits to the personal jurisdiction and venue of the Chancery Court of Delaware, or if such court is unavailable, the United States District Court for Delaware (the “Chosen Courts”), in the event any dispute (whether in contract, tort or otherwise) arises out of this Agreement or the transactions contemplated hereby, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and waives any claim of lack of personal jurisdiction or improper venue and any claims that such courts are an inconvenient forum, and (c) agrees that it shall not bring any claim, action or proceeding relating to this Agreement or the transactions contemplated hereby in any court other than the Chosen Courts, and in stipulated preference ranking, of the preceding clause (a). Each party agrees that service of process upon such party in any such claim, action, or proceeding shall be effective if notice is given in accordance with the provisions of this Agreement. EACH PARTY HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A

TRIAL BY JURY IN RESPECT OF ANY CLAIM, ACTION, OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.4.

3.5 Notices. Any notice, request, instruction, or other document to be given hereunder by any party to the other shall be in writing and shall be deemed to have been duly given (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt, (b) if sent by nationally recognized overnight air courier, one Business Day after mailing, (c) if sent by email, with a copy mailed on the same day in the manner provided in clause (a) or (b) of this Section 3.5 when transmitted and receipt is confirmed, or (d) if otherwise actually personally delivered, when delivered. All notices hereunder shall be delivered as set forth below or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(i)	if to the Company, to:

Name:	Rivian Automotive, Inc.
Address:	14600 Myford Road

                      Irvine, California 92606

Attn:	Neil M. Sitron, General Counsel

with a copy to (which shall not be considered notice):

Name:	Latham & Watkins LLP
Address:	140 Scott Drive

                      Menlo Park, CA 94025

Attn:	Tad Freese

(ii)	if to Amazon, to:

Name:	Amazon.com, Inc.
Address	410 Terry Avenue

                      North Seattle, WA 98109-5210

Attn:	General Counsel

with a copy to (which copy alone shall not constitute notice):

Name:	Gibson, Dunn & Crutcher LLP
Address:	1881 Page Mill Road

                      Palo Alto, California 94304

Attn:	Ed Batts

3.6 Entire Agreement, Etc. This Agreement constitutes the entire agreement and supersedes all other prior agreements, understandings, representations, and warranties, both written and oral, between the parties, with respect to the subject matter hereof. No party shall take, or cause to be taken, including by entering into agreements or other arrangements with provisions or obligations that conflict, or purport to conflict, with the terms of this Agreement or any of the transactions contemplated hereby, any action with either an intent or effect of impairing any such other Person’s rights under this Agreement.

3.7 Assignment. Neither this Agreement nor any right, remedy, obligation, or liability arising hereunder or by reason hereof shall be assignable or delegable by any party without the prior written consent of the other party, and any attempt to assign or delegate any right, remedy, obligation, or liability hereunder without such consent shall be void, except that Amazon may transfer or assign, in whole or from time to time in part, to one or more of its direct or indirect wholly owned subsidiaries, its rights and/or obligations under this Agreement, but any such transfer or assignment shall not relieve Amazon of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and permitted assigns.

3.8 Severability. If any provision of this Agreement, or the application thereof to any Person or circumstance, is determined by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired, or invalidated thereby, so long as the legal substance of the transactions contemplated hereby or thereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

3.9 No Third-Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any Person other than the parties and their respective successors and permitted assigns any benefits, rights, or remedies.

3.10 Specific Performance. The parties agree that failure of any party to perform its agreements and covenants hereunder, including a party’s failure to take all actions as are necessary on such party’s part in accordance with the terms and conditions of this Agreement to consummate the transactions contemplated hereby, will cause irreparable injury to the other party, for which monetary damages, even if available, will not be an adequate remedy. It is agreed that the parties shall be entitled to equitable relief including injunctive relief and specific performance of the terms hereof, without the requirement of posting a bond or other security, and each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of a party’s obligations and to the granting by any court of the remedy of specific performance of such party’s obligations hereunder, this being in addition to any other remedies to which the parties are entitled at law or equity.

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties as of the date first herein above written.

RIVIAN AUTOMOTIVE, INC.

By:	/s/ Robert J. Scaringe
Name: Robert J. Scaringe
Title: Chief Executive Officer and Chairman of the
Board of Directors

AMAZON.COM, INC.

By:	/s/ Michael D. Deal
Name: Michael D. Deal
Title: Authorized Signatory

[Signature Page to Director Nomination Agreement]